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                                                                   Exhibit 10.3






                                CREDIT AGREEMENT

                                  BY AND AMONG

                     DISCAS RECYCLED PRODUCTS CORPORATION,

                                  DISCAS, INC.

                        (COLLECTIVELY, THE "BORROWERS")

                                      AND

                           BANK OF BOSTON CONNECTICUT

                                  (THE "BANK")

                                  DATED AS OF

                                 JUNE 25, 1993



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                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page
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Preamble


ss.1.   Definitions........................................................  1

ss.2.   The Loans..........................................................  5

ss.3.   Provisions Relating to Joint and Several Liability of
        Borrowers..........................................................  6

ss.4.   Interest...........................................................  9

ss.5.   Changes in Circumstances...........................................  9

ss.6.   Closing Fees and Payments..........................................  9

ss.7.   Representations and Warranties..................................... 10

ss.8.   Conditions Precedent............................................... 11

ss.9.   Covenants.......................................................... 11

ss.10.  Events of Default; Acceleration.................................... 14

ss.11.  Setoff............................................................. 15

ss.12.  Miscellaneous...................................................... 16

ss.13.  Prejudgment Remedy Waiver.......................................... 17

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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "AGREEMENT") is made as of June 25, 1993, by and among DISCAS RECYCLED PRODUCTS CORPORATION and DISCAS, INC., both Delaware corporations (collectively, the "BORROWERS"), both having their principal place of business at 56 Eagle Street, Waterbury, Connecticut 06708, and BANK OF BOSTON CONNECTICUT (the "BANK"), a Connecticut banking corporation with its head office at 81 West Main Street, Waterbury, Connecticut 06720.

   ss.1. DEFINITIONS: Certain capitalized terms are defined below:

         Accounts: All rights of the Borrowers to any payment of money for goods sold, leased or otherwise marketed in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

         Base Rate: The annual rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts as its "base rate, which may not be the best or lowest interest rate offered to borrowers by the Bank in commercial transactions."

         Business Day: Any day on which banks in Waterbury, Connecticut are open for business generally.

         CDA: The Connecticut Development Authority

         CDA Guarantee Agreement: The Master Guarantee Agreement dated as of November 3, 1992 between the Bank and the CDA, as amended from time to time.

         CDA Guarantee Certificate: The Guarantee Certificate of even date herewith executed and delivered by the CDA to the Bank pursuant to the terms of the CDA Guarantee Agreement, as amended from time to time.

         CDA Letter Agreement: The Letter Agreement of even date herewith by and among the Bank and the Borrowers, as amended from time to time.

         Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

         Commitment: The obligation of the Bank to make loans to Borrowers up to an aggregate outstanding principal amount not to exceed $500,000.

         Commitment Termination Date. October 31, 1993.

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         Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

         Consolidated Financial Obligations: For any period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which either of the Borrowers is a party relating to the borrowing of money or the obtaining of credit or in respect of capitalized leases. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.

         Consolidated Net Income (or Deficit): The net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges determined in accordance with generally accepted accounting principles.

         Consolidated Operating Cash Flow: For any period, the amount equal to
(a) the sum of (i) the earnings (or loss) from the operations of the Borrowers for such period, after payment or provision for all expenses and other proper charges, but before payment or provision for any income taxes or interest expense, plus (ii) depreciation, amortization and other non-cash charges for such period, minus (b) cash payments for all taxes paid during such period, minus (c) capital expenditures made during such period to the extent permitted hereunder.

         Consolidated Tangible Net Worth: The excess of (a) all assets of the Borrowers and their Subsidiaries determined in accordance with GAAP, over (b) all liabilities of the Borrowers and their Subsidiaries determined in accordance with GAAP, minus (c) the sum of (i) the book value all intangibles determined in accordance with GAAP, including good will and intellectual property, (ii) any write-up in the book value of assets since the most recent audited Financials in existence on the date hereof, and (iii) without duplication, any subscriptions receivable.

         DED: Department of Economic Development.

         DED Subordination Agreement: The Subordination Agreement to be executed and delivered by the Bank, DED and the Borrowers that is in form and substance satisfactory to the Bank.

         Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

         Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the

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Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

         Event of Default: Any of the events listed in Section 10 hereof.

         Financials: In respect of any period, the balance sheet of any person or entity as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

         GAAP. Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Borrowers with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Bank prior to execution of this Agreement.

         Guarantor: Patrick A. DePaolo, Sr., an individual residing at 300 Argyle Road, Cheshire, Connecticut 06410.

         Guarantor Subordination Agreement: The Subordination Agreement to be executed and delivered by the Guarantor and the Borrower to the Bank that is in form and substance satisfactory to the Bank.

         Guaranty: The Guaranty of even date herewith from the Guarantor to the Bank.

         Indebtedness: In respect of any entity, all obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (a) all debt obligations, (b) all liabilities secured by Liens, (c) all guarantees and (d) all liabilities in respect of bankers' acceptances or letters of credit.

         Inventory: All goods, merchandise and other personal property, now owned or hereafter acquired by the Borrowers which are held for sale or leased, or furnished under a contract for service, or are raw materials, work in process, or materials used in the Borrowers' business.

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         Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

         Loans: See Section 2.

         Loan Documents: This Agreement, the Note, the Subordination Agreements and the Security Documents in each case as from time to time amended or supplemented.

         Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of either of the Borrowers or any of their Subsidiaries or material impairment of the ability of either of the Borrowers to perform their joint and several obligations hereunder or under any of the other Loan Documents.

         Maturity Date: June 1, 2000 or such earlier date on which the Loans may become due and payable pursuant to the terms hereof.

         Note: See Section 2(a).

         Obligations: All indebtedness, obligations and liabilities of the Borrowers to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of the Loan or the Note or other instruments at any time evidencing any thereof.

         Parent Security Agreement: The Parent Security Agreement dated of even date herewith between the Bank and Discas, Inc.

         Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

         Security Agreements. The Parent Security Agreement and the Subsidiary Security Agreement.

         Security Documents: The Guaranty, the CDA Guarantee Agreement, the CDA Guarantee Certificate, the CDA Letter Agreement, the Trademark Security Agreement, the Security Agreements and any and all other documents, agreements and instruments executed in connection herewith or therewith.

         Subordinated Debt: Indebtedness of the Borrowers or any of their Subsidiaries to the Subordinated Debt Holders that is expressly subordinated and made junior to the payment and

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                                      -5-

performance in full of the Obligations pursuant to the Subordination Agreements or by another written instrument containing subordination provisions that have been approved by the Bank in writing.

         Subordinated Debt Holders: Collectively, DED and the Guarantor.

         Subordination Agreements: The Guarantor Subordination Agreement and the DED Subordination Agreement.

         Subsidiary: In respect of the Borrowers, any business entity of which the Borrowers at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

         Subsidiary Security Agreement: The Subsidiary Security Agreement of even date herewith between the Bank and Discas Recycled Products Company.

         Trademark Security Agreement: The Trademark Security Agreement of even date herewith between the Bank and Discas Recycled Products Corporation.

   ss.2. THE LOANS. (a) Upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower such sums (collectively, the "LOANS") that the Borrower may request, from the date hereof until but not including the Commitment Termination Date; provided that the principal amount of any Loan shall not exceed one hundred percent (100%) of the lower of the fair market value or cost of the machinery and equipment Collateral (including the cost of installation of such machinery and equipment Collateral) purchased with the proceeds of such Loan; and, provided, further, that the outstanding aggregate principal amount of the Loans shall not exceed $153,000 unless and until the Bank shall have received (i) evidence satisfactory to the Bank that the DED has made subordinated loans in an aggregate amount equal to $135,000 and grants in an aggregate amount equal to $135,000 to the Borrowers on terms and conditions satisfactory to the Bank, and
(ii) a fully executed copy of the DED Subordination Agreement. Loans shall be in the minimum aggregate amount of $25,000 or an integral multiple thereof. The Borrower shall notify the Bank in writing or telephonically not later than 2:00 p.m. Waterbury time on the proposed Drawdown Date of the Loan being requested, of such Drawdown Date (which must be a Business Day) and the principal amount of such Loan. Subject to the foregoing, so long as the Commitment is then in effect and the conditions set forth in Section 8 hereof have been met, the Bank shall advance the amount requested to the Borrower's bank account at the Bank in immediately available funds not later than the close of business on such Drawdown Date. The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon shall be

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evidenced by a promissory note in the aggregate principal amount of $500,000 executed and delivered by the Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank (the "NOTE").

         (b) The Borrower shall pay the outstanding aggregate principal amount of the Loans in seventy-eight (78) consecutive equal monthly installments, with such installments due and payable on the first day of each calendar month commencing on December 1, 1993; provided, that the aggregate principal balance of all Loans, together with all interest accrued thereon and all fees and expenses incurred by the Bank in connection therewith, shall be due and payable in full in cash on the Maturity Date. The amount of each monthly installment referred to above shall be equal to one and twenty-eight one hundredths percent (1.28%) of the aggregate principal amount of the Loans outstanding on the Commitment Termination Date.

         (c) The Borrower shall have the right at any time to prepay voluntarily the outstanding aggregate principal amount of the Loans, as a whole or in part, without premium or penalty upon written notice to the Bank, given by 2:00 p.m. Waterbury time on the proposed date of such prepayment, of the amount to be prepaid and the date of such prepayment; provided, that each such partial prepayment shall be in the principal amount of $25,000 or any integral multiple thereof. Any partial prepayment of the outstanding aggregate principal amount of the Loans shall be applied, prior to the Commitment Termination Date, to the aggregate principal amount of the Loans outstanding on the date of such prepayment and, on and after the Commitment Termination Date, to the monthly installments (including the final installment due on the Maturity Date) of the aggregate outstanding principal amount of the Loans due hereunder in inverse order of maturity. No prepaid amounts may be reborrowed and any prepayment shall be accompanied by all interest accrued to such date of prepayment on the principal being repaid or prepaid.

  ss.3. PROVISIONS RELATING TO JOINT AND SEVERAL LIABILITY OF BORROWERS;

   ss.3.1. Concerning Joint and Several Liability of the Borrowers.

         (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Bank under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a

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                                      -7-

surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of both of the Borrowers without preferences or distinction between them.

         (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation.

         (d) The obligations of each Borrower under the provisions of this ss.3.1 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loan made under this Agreement, notice of the occurrence of any Default or Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Bank in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of either Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Bank including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.3.1, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this ss.3.1, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this ss.3.1 shall not be discharged except by performance and then only to the extent

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                                      -8-

of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or the Bank. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of either Borrower, or otherwise, the provisions of this ss.3.1 will forthwith be reinstated in effect, as though such payment had not been made.

   ss.3.2. No Marshalling. The Bank shall not be required to marshall any present or future claims, rights, or remedies which it has or may have against the Borrowers or either of them in respect of the Obligations (or any of them) of the Borrowers or either of them under this Agreement, or to resort to such claims, rights, or remedies in any particular order. To the extent that it lawfully may, each Borrower hereby agrees that it will not invoke any law which might cause delay in or impede the enforcement of the rights of the Bank under this Agreement or any other Loan Document, and to the fullest extent it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

   ss.3.3. Liabilities of Borrowers Not To Be Affected. The liability of each Borrower to the Bank under this Agreement shall in no way be terminated, affected, diminished or impaired by reason of the assertion of, or the failure by, the Bank to assert against the other Borrower, any of the claims, rights or remedies reserved to the Bank pursuant to the terms of this Agreement or (i) any assignment, renewal or extension of this Agreement in honoring a request therefor by the other Borrower, or (ii) any indulgence, waiver, extension of time or other action, inaction or omission by the Bank under or in respect of this Agreement in favor of the other Borrower, or (iii) any dealings or transactions or matters occurring between the Bank and the other Borrower, or
(iv) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting the other Borrower or its successors or assigns, or (v) the release of the other Borrower from the performance or observance of any of the terms, conditions or provisions of this Agreement or (vi) any act or matter which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of the other Borrower, or (vii) the invalidity, irregularity or unenforceability against the other Borrower of this Agreement, or (viii) any other matter, whether or not specifically mentioned herein, other than full, prompt and unconditional payment and performance when due of all of the joint and several obligations of the Borrowers to the Bank under this Agreement; whether or not notice of any of the foregoing is given to either of the Borrowers. Each Borrower hereby expressly waives and surrenders any defense to its joint and several obligations hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers.

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                                      -9-

   ss.4. INTEREST; LATE CHARGES. So long as no Event of Default is continuing, the Borrowers shall pay interest on the Loans at a rate per annum which is equal to the sum of (i) the Base Rate in effect from time to time plus
(ii) two percent (2.0%), such interest to be payable in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing on July 1, 1993. While an Event of Default is continuing, amounts payable to the Bank under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (i) the Base Rate and (ii) five percent (5.0%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment). In addition, in the event that any payment provided for herein or in any other Loan Documents shall become overdue for a period in excess of fifteen (15) days, a late charge of five (5) cents for each dollar so overdue shall become immediately due and payable to the Bank for the purpose of defraying the expenses incident to handling such delinquent payment.

   ss.5. CHANGES IN CIRCUMSTANCES. If any change in banking law or regulation or the administration thereof (whether or not having the force of law) affects the amount of capital required or expected to be maintained by the Bank or any entity controlling it, and such amount is increased by reason of the Commitment or the Loans, the Bank may notify the Borrower thereof. The Borrower and the Bank shall negotiate an adjustment payable to the Bank to compensate for such increase. If no agreement is reached within thirty (30) days, the Bank may increase the fees payable hereunder by the amount determined by the Bank to be necessary to provide such compensation.

   ss.6. CLOSING FEES AND PAYMENTS. (a) Contemporaneously with execution and delivery of this Agreement, the Borrowers shall (i) pay to the Bank a non-refundable closing fee in the amount of $1,750.00 and (ii) shall pay to CDA its non-refundable first year annual guarantee fee in the amount $2,500.

         (b) All payments to be made by the Borrowers hereunder shall be made in U.S. dollars in immediately available funds at the Bank's head office at 81 West Main Street, Waterbury, Connecticut, without set-off or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled to charge any account of either of the Borrowers with the Bank for any sum due and payable by either of the Borrowers to the Bank or the CDA hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately preceding Business Day. All computations of interest or of any fees payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

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                                      -10-

   ss.7. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represents and warrants to the Bank on the date hereof that: (a) the Borrowers and each of their respective Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by each of the Borrowers and each of their respective Subsidiaries of the Loan Documents to which it is a party (i) are within the corporate authority of the Borrowers and their respective Subsidiaries, (ii) have been duly authorized, (iii) do not conflict with or contravene the Charter Documents of either of the Borrowers or any of their respective Subsidiaries; (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of each of the Borrowers and each of such Subsidiaries, enforceable in accordance with its terms; (c) the Borrowers and each of their respective Subsidiaries have good and marketable title to all their properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of their respective businesses as now conducted; (d) the Borrowers have provided to the Bank their reviewed Consolidated Financials as at April 30, 1993 and for the period then ended, and such Financials are complete and correct and fairly present the position of the Borrowers and their respective Subsidiaries as at such date and for such period in accordance with GAAP consistently applied; (e) since April 30, 1993, there has been no materially adverse change of any kind in the Borrowers or any of their respective Subsidiaries which would have a Materially Adverse Effect; (f) there are no legal or other proceedings or investigations pending or threatened against either of the Borrowers or any of their respective Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect; (g) the execution, delivery, performance of their obligations, and exercise of their rights under the Loan Documents by each of the Borrowers and each of their respective Subsidiaries, including borrowing under this Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on either Borrower or any of their respective Subsidiaries or affecting any of their respective properties; (h) neither Borrower nor any of their respective Subsidiaries is in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on such Borrower or such Subsidiary or affecting its property, or (iii) any Requirement of Law, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; (i) upon execution and delivery of the Security Documents and the filing of documents thereby required, the Bank shall have a first-priority perfected security interest in all of the properties and assets of each of the Borrowers, subject only to Liens

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                                      -11-

permitted hereunder and entitled to priority under applicable law, with no financing statements, chattel mortgages, real estate mortgages or similar filings on record anywhere which conflict with such first-priority interest;
(j) Discas, Inc. has no Subsidiaries except for Discas Recycled Products Corporation; (k) Discas Recycled Products Corporation has no Subsidiaries; (l) neither Borrower is a party to any partnership or joint venture; and (m) each fiscal year of the Borrowers begins on May 1 of each calendar year and ends on April 30 of such calendar year.

   ss.8. CONDITIONS PRECEDENT. In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may require at or prior to the time of executing this Agreement, the obligation of the Bank to make the Loan to the Borrowers hereunder is subject to the satisfaction of the following further conditions precedent: (a) each of the representations and warranties of the Borrowers to the Bank shall be true and correct in all material respects as of the time made or claimed to have been made; (b) no Default or Event of Default shall be continuing; (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Bank and the Bank shall have received all information and documents as it may have reasonably requested; (i) the CDA shall have guaranteed the payment of thirty percent (30%) of the Obligations on terms and conditions satisfactory to the Bank. Without limiting the foregoing, the obligation of the Bank to make any Loan shall be subject to, among other things, (1) the Bank's receipt of a purchase and sale agreement with respect to the machinery and equipment Collateral being purchase with the proceeds of such Loan, (1) the Borrowers shall have executed and delivered to the Bank all documents, agreements and instruments (including, without limitation, UCC-1's and amendments to the Security Agreement) that the Bank deems necessary to obtain a valid and perfected security interest and Lien in such machinery and equipment Collateral and (3) the shareholders of Discas Recycled Products Corporation shall have made an equity contribution to Discas Recycled Products Corporation of not less than $150,000 on terms and conditions satisfactory to the Bank.

   ss.9. COVENANTS.

         (a) Each of the Borrowers agrees that as long as the Commitment is in effect or any Loan or the Note is outstanding and until the payment and satisfaction in full of the Loans and all of the other Obligations, the Borrowers will comply with their joint and several obligations as set forth throughout this Agreement and to:

             (i) furnish the Bank: (A) as soon as available but in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrowers, their reviewed consolidated Financials for such fiscal year, prepared by the

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                                      -12-

   Borrowers' certified public accountants; (B) as soon as available but in any event within thirty (30) days after the end of each fiscal quarter of the Borrowers, its management prepared unaudited consolidated Financials for such quarter, certified by the Borrowers' chief financial officers; (C) as soon as available but in any event within fifteen (15) days after the end of each fiscal month of the Borrowers an Accounts and accounts payable aging report, certified by the Borrowers' chief financial officers; and (D) together with the quarterly and annual Financials, a certificate of the Borrowers setting forth computations demonstrating compliance with the Borrowers' financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if a Default or an Event of Default has occurred, the actions taken by the Borrowers with respect thereto;

             (ii) keep true and accurate books of account in accordance with GAAP and to permit the Bank or its designated representatives, at the expense of the Borrowers, to inspect the Borrowers' premises and to examine and be advised as to such or other business records upon the request of the Bank;

             (iii) maintain their corporate existence, business and assets, to keep their business and assets adequately insured, to maintain their chief executive offices in the United States, to continue to engage in substantially the same lines of business, and to comply with all Requirements of Law, including ERISA and Environmental Laws;

             (iv) notify the Bank promptly in writing of (A) the occurrence of any Default or Event of Default, (B) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof, (C) any change of address or name of either Borrower, (D) any threatened or pending litigation or similar proceeding affecting the Borrowers or any Subsidiary or any material change in any such litigation or proceeding previously reported and
   (E) claims against any assets or properties of the Borrowers or such Subsidiary encumbered in favor of the Bank;

             (v) use the proceeds of the Loan solely to purchase machinery and equipment Collateral, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

             (vi) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents, including without limitation, the delivery at the Borrower's expense of appraisals or environmental assessments; and

             (vii) conform with CDA's affirmative action requests.

         (b) Each of the Borrowers agrees that as long as the Loan or the Note is outstanding and until the payment and satisfaction in full of the Loans and all of the other Obligations, neither Borrower will:

             (i) create, incur or assume any Indebtedness other than (A) Indebtedness to the Bank arising under the Loan Documents, (B) Indebtedness in respect of the acquisition of property which does not exceed $10,000 in the aggregate amount, (C) current liabilities of the Borrowers not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (D) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings, (E) Subordinated Debt and (F) Indebtedness not included above and listed on Schedule 9(b)(i) hereto;

             (ii) create or incur any Liens on any of the property or assets of either of the Borrowers except (A) Liens securing the Obligations; (B) Liens securing taxes or other governmental charges not yet due; (C) deposits or pledges made in connection with social security obligations; (D) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; (E) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (F) security interests securing Subordinated Debt held by DED; and (G) other Liens existing on the date hereof and listed on Schedule 9(b)(ii) hereto;

             (iii) make any investments other than investments in (A) marketable obligations of the United States maturing within one (1) year,
   (B) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000, or (C) such other investments as the Bank may from time to time approve in writing;

             (iv) make any distributions on or in respect of its capital of any nature whatsoever, other than dividends payable solely in shares of common stock or distributions by Subsidiaries to the Borrowers; or

             (v) become party to a merger, or to effect any disposition of assets other than in the ordinary course, or to purchase, lease or otherwise acquire assets other than in the ordinary course.

         (c) Each of the Borrowers agrees that as long as the Commitment is in effect or any Loan or the Note is outstanding and until the payment and satisfaction in full of the Loan and all of the other Obligations, the Borrowers will not:

             (i) permit the ratio of Consolidated Operating Cash Flow to Consolidated Financial Obligations for any fiscal quarter of the Borrowers ending after January 1, 1994 to be less than 1.2:1.0.

             (ii) permit Consolidated Net Income of the Borrowers to be less than $0.00 for any period consisting of two (2) consecutive fiscal quarters of the Borrowers ending after January 1, 1994.

             (iii) permit Consolidated Tangible Net Worth of the Borrowers to be less than the amounts set forth below at any time during any period set forth below:

Period                                                                Amount
------                                                                ------

May 1, 1993 through April 30, 1994                                  $475,000
May 1, 1994 through April 30, 1995                                  $525,000
May 1, 1995 through April 30, 1996                                  $575,000
May 1, 1996 through April 30, 1997                                  $625,000
May 1, 1997 through April 30, 1998                                  $675,000
May 1, 1998 through April 30, 1999                                  $725,000
May 1, 1999 through Maturity Date                                   $775,000

  ss.10. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("EVENTS OF DEFAULT") shall occur: (a) either of the Borrowers shall fail to pay when due and payable any principal of or interest on the Loan or any other sum due under any of the Loan Documents; (b) either of the Borrowers shall fail to perform any term, covenant or agreement contained in Section 9 hereof; (c) either of the Borrowers or the Guarantor shall fail to perform any other term, covenant or agreement contained in the Loan Documents after the Bank has given notice of such failure to the Borrowers; (d) any representation or warranty of the Borrowers or any of their Subsidiaries or of the Guarantor in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made; (e) either of the Borrowers or any of their Subsidiaries or the Guarantor shall be in default under any agreement or agreements evidencing Indebtedness owing to (i) the Bank or any affiliates of the Bank or (ii) any other Indebtedness to any other third party; (f) any of the Loan Documents shall cease to be in full force and effect, (g) the Borrowers or any of their Subsidiaries or the Guarantor (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of, an order appointing, a trustee, liquidator or receiver as to all or part of its assets,
(iv) shall commence, approve or consent
to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or
(v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (h) either of the Borrowers or any of their Subsidiaries or the Guarantor shall be unable to pay their respective debts as they mature; (i) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against either of the Borrowers or any of their Subsidiaries or the Guarantor that, together with other outstanding claims and execution actions against such Borrower or such Subsidiaries or the Guarantor exceeds $50,000 in the aggregate; (j) the Guarantor shall cease to own legally or beneficially one hundred percent (100%) or more of the voting stock of Discas, Inc. on a fully diluted basis, (k) Discas, Inc. shall cease to own legally or beneficially sixty-eight and eight-tenths percent (68.8%) or more of the voting stock of Discas Recycled Products Corporation on a fully diluted basis, (l) the CDA Guarantee Certificate shall have terminated or (m) the Borrower shall fail to provide the Bank with (i) evidence satisfactory to the Bank that DED has made subordinated loans and grants to the Borrowers in an aggregate amount equal to or greater than $270,000 on terms and conditions satisfactory to the Bank and (ii) a fully executed copy of the DED Subordination Agreement, in each case on or before July 1, 1993;

    THEN, or at any time thereafter:

         (1) In the case of any Event of Default under clause (g) or (h), the entire unpaid principal amount of the Loan, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; and

         (2) In the case of any Event of Default other than (g) and (h), the Bank may declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.

         No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

  ss.11. SETOFF. Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to either Borrower may be applied to or set off against any principal, interest and any other amounts due from either Borrower to the Bank at any time without notice to the Borrowers, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrowers.

  ss.12. MISCELLANEOUS. Each of the Borrowers jointly and severally agrees to jointly and severally indemnify and hold harmless the Bank against all claims and losses of every kind arising out of the Loan Documents, including without limitation against those in respect of the application of Environmental Laws to the Borrowers and their Subsidiaries. Each of the Borrowers shall pay to the Bank promptly on demand all reasonable costs and expenses (including any taxes, other than taxes on income of the Bank, and legal and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrowers may not assign their rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrowers and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Exhibits and Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN. Each of the Borrowers, as an inducement to the Bank to enter into this

Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

  ss.13. PREJUDGMENT REMEDY WAIVER. EACH OF THE BORROWERS ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. EACH OF THE BORROWERS HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, EACH OF THE BORROWERS ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. ss.52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. EACH OF THE BORROWERS ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES SUCH BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                                            DISCAS RECYCLED PRODUCTS
                                              CORPORATION


                                            By: /s/ Patrick A. DePaolo, Sr.
                                               ----------------------------
                                            Patrick A. DePaolo, Sr.

                                                Its President

                                                56 Eagle Street
                                                Waterbury, CT 06780
                                                Tel: (203) 753-5147
                                                Fax: (203) 755-5791



                                            DISCAS, INC.



                                            By: /s/ Patrick A. DePaolo, Sr.
                                               ----------------------------
                                                Patrick A. DePaolo, Sr.
                                                Its President

                                                56 Eagle Street
                                                Waterbury, CT 06780
                                                Tel: (203) 753-5147
                                                Fax: (203) 755-5791


                                            BANK OF BOSTON CONNECTICUT



                                            By: /s/ Ann P. Killnan
                                                ------------------
                                                Ann P. Killnan
                                                Its Vice President

                                                81 West Main Street
                                                Waterbury, Connecticut 06702
                                                Tel: (203)
                                                Fax: (203)

                                SCHEDULE 9(b)(i)
                                ----------------


                             Permitted Indebtedness

The principal amount of $34,837.38 owed by Discas, Inc. to the Guarantor.

The principal amount of $20,480.40 plus $9,085.69 of interest owed by Discas, Inc. to Christopher DePaolo.

                               SCHEDULE 9(b)(ii)
                               -----------------


                                Permitted Liens

UCC-1 financing statement number 942210 filed with the Connecticut Secretary of State on October 16, 1991 against Discas, Inc. with respect to the lease of equipment by Discas, Inc. from Center Capital Corporation.


UCC-1 financing statement number 940958 filed with the Connecticut Secretary of State on October 4, 1991 against Discas, Inc. with respect to the lease of equipment by Discas, Inc. from Center Capital Corporation.